Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-120841; 333-109915; 333-91330; 333-11530; 333-135450 and 333-146793) of Aladdin Knowledge Systems Ltd. (the “Company”), of our report dated March 27, 2008 with respect to the consolidated financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2007.

BLICK ROTHENBERG

12 York Gate
Chartered Accountants	Regent’s Park
Registered Auditors	London
NW1 4QS

27th March, 2008